UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2006

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The Registrant signed an agreement dated May 22, 2006 with Dutton Associates Independent Research, whereby Dutton Associates will provide the Registrant with research coverage. The fee for the initial six month research coverage is $20,000. The Registrant may renew the research coverage for an additional six months of coverage for $15,000 which entails two update reports and research notes.

The Registrant entered into a media relations campaign agreement as of June 1, 2006 with Emerson Gerard Associates Inc., whereby Emerson Gerard Associates will provide media relation services to the Registrant on an independent basis and such other marketing and promotion services as may be mutually agreed between the parties from time to time. For providing these services to the Registrant, the Registrant will pay a monthly retainer of $4,850 to Emerson Gerard Associates.

Item 9.01. Financial Statements and Exhibits

99.1	Agreement dated May 22, 2006 with Dutton Associates Independent Research.
99.2	Media Relations Campaign Agreement dated June 1, 2006 with Emerson Gerard Associations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Zami Aberman

Zami Aberman

Chief Executive Officer

Date: June 19, 2006